Exhibit 99.1
Unica Announces Results for Fiscal 2006 First Quarter
WALTHAM, Mass — January 31, 2006 — Unica® Corporation (Nasdaq: UNCA), a global provider of Enterprise Marketing Management (EMM) solutions, today announced financial results for its fiscal first quarter, ended December 31, 2005.
For the fiscal first quarter of 2006, Unica reported record total revenue of $17.6 million, an increase of 20% compared with the first quarter of 2005. License revenue increased 23% to $8.5 million and maintenance and services revenue increased 18% to $9.1 million, from the prior year quarter. For the fiscal first quarter of 2006, maintenance revenue was $7.2 million, an increase of 26% from the prior year quarter, and services revenue was $1.9 million, a decline of 5% from the prior year quarter.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “We are pleased with our fiscal first quarter results, which were highlighted by better than expected license revenue and profitability. During the quarter, we extended our EMM leadership position by broadening and deepening our product suite with the MarketSoft acquisition, investing in and adding to our partner channel and increasing our international presence.” Lee added, “Organizations are increasingly looking for an integrated, end-to-end suite to automate and optimize their marketing operations. Our technology, partner network and domain expertise position us well to take advantage of this growing demand.”
For the fiscal first quarter of 2006, Unica’s income from operations, determined in accordance with generally accepted accounting principles (GAAP) was $1.8 million, a 41% increase from $1.3 million in the same period last year. GAAP net income for the fiscal first quarter of 2006 was $1.4 million, an increase of 43% from $1.0 million in the same period last year. GAAP diluted earnings per share were $0.07 for the first quarter of 2006, an increase of 40% from $0.05 in the same period last year.
Excluding stock-based compensation expense and amortization of intangibles arising from business combinations, non-GAAP earnings per share on a fully diluted basis were $0.09 for the quarter ended December 31, 2005, an increase from $0.07 in the same period last year. Non-GAAP earnings per share assumes the conversion of Unica’s preferred stock into common shares for the fiscal first quarter of 2005. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Unica had cash, cash equivalents, and short-term investments of $57.0 million at December 31, 2005, a decrease from $60.1 million at the end of the prior quarter due to the acquisition of MarketSoft during the quarter. The Company was cash flow positive from operations for the quarter, generating $4.5 million in cash from operations. In addition to strong collections, cash flow was also driven by deferred revenue, which grew 10% sequentially and 31% year-over-year to $27.1 million at the end of fiscal first quarter of 2006.

Richard Darer, chief financial officer of Unica, stated, “The scalability of our business model is evidenced by strong year-over-year growth in cash flow and operating income, leading to another quarter of double digit margins. Strong license revenue combined with leverage from our partners drove better than expected first quarter profitability and is the reason we are raising our profitability outlook for fiscal 2006.”
Additional First Quarter Business Highlights:
•	Acquired MarketSoft Software Corporation, a privately held provider of lead management and event-detection solutions, for $7.26 million in cash

•	Continued to enjoy success with industry leaders across a broad range of vertical markets, including Financial Services, Telecommunications, Consumer Goods, Not-for-Profit, and Retail. New customers from these sectors include: American Medical Association, CNS, REI, and Sunrise in Switzerland

•	Increased international presence, closing the Company’s first deals in Japan, Denmark and Indonesia. During the quarter, international operations represented 20% of Unica’s revenue

•	Expanded the partner channel with the addition of new marketing service partners in the U.S., Singapore and Australia, and the completion of our first customer order with our marketing services partner in France

•	Nationwide Building Society won the Information Management Award for best CRM project of 2005 for the first phase of its Marketing Analytics project, which was supported by Unica’s industry leading EMM suite
Financial Outlook
Unica also announced its expectations for the current quarter ending March 31, 2006 and updated the fiscal year ending September 30, 2006:
Second Quarter of Fiscal 2006
•	Revenue: Targeting $18.8 million with a certain amount of variability

•	Non-GAAP Operating Income: Expected to be $1.9 million with a certain amount of variability

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.08 based on an estimated weighted average of 20.5 million shares outstanding and an estimated effective tax rate of 34.5%
Fiscal Year 2006
•	Revenue: Targeting $78.0 million to $79.5 million

•	Non-GAAP Operating Income: Expected to be between $8.9 million and $9.4 million

•	Non-GAAP Diluted Earnings Per Share: Expected to be between $0.36 and $0.37, based on an estimated weighted average of 20.6 million outstanding shares and an estimated effective tax rate of 34.5%
The preceding information with respect to non-GAAP operating income and earnings per share excludes amortization of intangibles arising from business combinations, stock-based compensation expense related to stock options granted at less than fair value of Unica’s common stock, and stock-based compensation expense related to Statement of Financial Accounting Standards 123R, which Unica adopted commencing with the first quarter of fiscal 2006. Operating income and earnings per share estimates in accordance with GAAP are not being provided because Unica is unable to forecast accurately the number and timing of compensatory equity grants for the second quarter of fiscal 2006 or the full fiscal year 2006 and therefore cannot predict the amount of stock-based compensation expense that will be incurred during those periods.
CFO Transition Announced
The Company and Richard Darer have initiated a process to identify a chief financial officer replacement. The Company intends to select and announce a successor to Mr. Darer as soon as possible. Mr. Darer is staying with the Company to ensure a smooth transition process.
Mr. Darer said, “It has been my privilege to serve as Unica’s CFO for the past four years, helping the Company grow revenue from a $4 million quarterly run rate to just under $18 million in the most recent quarter. It was truly exciting to help the Company complete two acquisitions and a successful IPO. The Company’s strong balance sheet, profitable operations and solid financial controls give me confidence that it will be able to continue growing its leadership position in the EMM market.”
Yuchun Lee, CEO of Unica, stated “Rick Darer has made a tremendous contribution to Unica. We are grateful to him for playing a key role in rapidly scaling Unica’s revenue and profitability, an accomplishment few software companies have been able to achieve with similar consistency over the past four years. We appreciate Rick’s help in ensuring a smooth transition process, and wish him the best of luck as he pursues other interests.”
Conference Call Details
Unica will discuss its quarterly results and related matters via teleconference today, January 31, 2006, at 5:00 p.m. (EST). To access this call, dial 800-289-0508 (domestic) or +1-913-981-5550 (international) at least five minutes prior to the start time. A replay of this conference call will be available for one week at 888-203-1112 (domestic) or +1-719-457-0820 (international). The replay passcode is 2432360. A live webcast of this conference call will also be available for one week on the “Investor Relations” page of the Company’s Web site, www.unica.com.
Non-GAAP Financial Measures
Unica has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP earnings per share and estimated future non-GAAP operating income, net income and earnings per share. Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the effect of stock-based compensation expense and amortization of intangibles arising from business combinations and assumes the conversion of Unica’s preferred stock into common stock for all periods presented.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica
Unica Corporation is a leading global provider of EMM software designed to help businesses increase their revenues and improve the efficiency and measurability of their marketing operations. Unica focuses exclusively on the needs of marketing organizations and its Affinium® software addresses the principal functions of EMM including marketing and customer analytics, demand generation and marketing resource management. Approximately 300 companies in a wide range of industries use Affinium to manage the complexities and processes of marketing and to facilitate the operations of a customer-centric business. Unica’s customers include ABN AMRO, Capital One, Choice Hotels, Comcast, Lands’ End, Nordstrom, Reader’s Digest, Scotiabank and Vodafone. Unica has offices across the United States, including its corporate headquarters in Waltham, Massachusetts, as well offices in the United Kingdom, France, Germany, Singapore and India. For more information, call 781-839-8000 or visit www.unica.com.
Note to Editors: Copyright 2006 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including the possibility that the market for enterprise software does not develop as anticipated; the volatility of our stock price due to the difficulty in predicting operating results and the long sales cycle for Unica’s software; a failure by Unica to develop new software products and enhance existing products; failure to retain key staff; a failure by Unica to maintain historical maintenance renewal rates; and a failure to properly protect Unica’s proprietary rights and intellectual property. These and other factors listed in the Annual Report on Form 10K for the fiscal year ended September 30, 2005 under “Risk Factors” could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
Contacts:
MEDIA:
Donna Tolley
Unica Corporation
781-839-8000
dtolley@unica.com
INVESTORS:
Kori Doherty
Integrated Corporate Relations
617-217-2084
kdoherty@icrinc.com
Source: Unica Corporation

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,
	2004	2005

Revenue:
License	$6,947	$8,544
Maintenance and services	7,686	9,051

Total revenue	14,633	17,595

Cost of revenue:
License	201	271
Maintenance and services	2,324	2,846

Total cost of revenue (1)	2,525	3,117

Gross profit	12,108	14,478

Operating expenses (1):
Sales and marketing	6,708	6,962
Research and development	2,590	3,362
General and administrative	1,438	2,277
Amortization of intangible assets	117	108

Total operating expenses	10,853	12,709

Income from operations	1,255	1,769

Other income (expense), net	288	421

Income before provision for income taxes	1,543	2,190
Provision for income taxes	540	756

Net income	$1,003	$1,434

Net income per common share (2):
Basic	$0.05	$0.08

Diluted	$0.05	$0.07

Weighted average common shares outstanding:
Basic	9,629	18,907

Diluted	11,384	20,047

(1) Amounts include stock-based compensation, as follows:
Cost of maintenance and services revenue	$25	$19
Sales and marketing expense	43	69
Research and development expense	24	141
General and administrative expense	27	186

Total stock-based compensation expense	$119	$415

(2)	Under the two-class method, in accordance with SFAS No. 128, Earnings Per Share, basic net income per share for the three months ended December 31, 2004 was computed by dividing the net income applicable to common stockholders by the weighted-average number of common shares outstanding for the three month period. Diluted net income per share was computed using the more dilutive of (a) the two-class method and (b) the if-converted method. The Company allocated net income first to preferred stockholders based on dividend rights under the Company’s charter and dividends paid, and then to preferred and common stockholders, pro rata, based on ownership interests. For the three months ended December 31, 2004, the application of the two-class method was more dilutive than the if-converted method. Diluted net income per share gives effect to all potentially dilutive securities, including stock options using the treasury stock method. The following is a reconciliation of net income to net income applicable to common stockholders for the calculation of diluted earnings per share

	Three Months Ended December 31,
	2004	2005

Net income	$1,003	$1,434
Accretion of preferred stock dividend and allocation of net income to preferred stockholders	(450)	—

Net income applicable to common stockholders, diluted	$553	$1,434

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	As of	As of
	September 30,	December 31,
ASSETS	2005	2005

Current Assets:
Cash and cash equivalents	$43,754	$38,225
Restricted cash	144	240
Short-term investments	16,152	18,527
Accounts receivable, net	15,220	12,850
Purchased customer receivables	—	1,355
Prepaid expenses and other current assets	1,948	2,373

Total current assets	77,218	73,570
Property and equipment, net	1,630	1,825
Purchased customer receivables, long-term	—	2,273
Intangible assets, net	253	1,899
Goodwill	2,337	4,345
Other assets	166	75

Total assets	$81,604	$83,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,356	$1,352
Accrued expenses	9,241	7,250
Short-term deferred revenue	21,323	22,552

Total current liabilities	31,920	31,154
Long-term deferred revenue	3,311	4,588

Total liabilities	35,231	35,742

Stockholders’ equity:
Common stock	189	189
Additional paid-in capital	45,280	45,697
Deferred stock-based compensation	(354)	(305)
Accumulated earnings	1,098	2,532
Accumulated other comprehensive income	160	132

Total stockholders’ equity	46,373	48,245

Total liabilities and stockholders’ equity	$81,604	$83,987

UNICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended
	December 31,
	2004	2005

Cash flow from operating activities:
Net income	$1,003	$1,434
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquisition:
Depreciation and amortization	180	221
Amortization of intangible assets	117	108
Non-cash stock based compensation charge	119	415
Changes in operating assets and liabilities:
Accounts receivable, net	602	2,817
Prepaid expenses and other current assets	(206)	(451)
Other assets	(30)	87
Accounts payable	(343)	(2)
Accrued expenses	(1,212)	(2,340)
Deferred revenue	355	2,186

Net cash provided by operating activities	585	4,475

Cash flows from investing activities:
Purchases of property and equipment	(345)	(306)
Cash paid for acquisition of MarketSoft	—	(7,258)
Proceeds from sale and maturity of short-term investments	—	5,600
Purchase of short-term investments	—	(7,977)
Increase in restricted cash	—	(96)

Net cash used in investing activities	(345)	(10,037)

Cash flows from financing activities:
Proceeds from exercise of stock options	50	48

Net cash provided by financing activities	50	48

Effect of foreign currency on cash and cash equivalents	(53)	(15)

Net increase (decrease) in cash and cash equivalents	237	(5,529)
Cash and cash equivalents at the beginning of period	23,773	43,754

Cash and cash equivalents at the end of period	$24,010	$38,225

UNICA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2004	2005

Non-GAAP financial measures and reconciliation:

Income from operations	$1,255	$1,769
Add: Stock-based compensation	119	415
Add: Amortization of intangible assets	117	108

Non-GAAP income from operations	$1,491	$2,292

Net income	$1,003	$1,434
Add: Stock-based compensation, net of tax	77	272
Add: Amortization of intangible assets, net of tax	76	71

Non-GAAP net income	$1,156	$1,777

Diluted non-GAAP net income per share (3)	$0.07	$0.09

Shares used in per share calculation:
Diluted	15,467	20,181

(3)	Non-GAAP weighted average shares outstanding for all periods presented assume the conversion of Unica’s preferred stock into 4,083 shares of common stock. As a result, earnings applicable to common shareholders are not affected by the accretion of preferred stock dividends, or allocation of earnings to preferred stockholders, as in the computation of GAAP EPS.